Exhibit 99.B(d) (85)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors Inc.

Dated July 1, 2003, as amended on October 27, 2004

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Disciplined Equity Fund

Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors Inc.

By:	By:

/s/ Timothy D. Barto	/s/ Harinda de Silva

Name:	Name:

Timothy D. Barto	Harinda de Silva

Title:	Title:

Vice President	President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors Inc.

Dated July 1, 2003, as amended on October 28, 2004

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Disciplined Equity Fund

Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors Inc.

By:	By:

/s/ Timothy D. Barto	/s/ Harinda de Silva

Name:	Name:

Timothy D. Barto	Harinda de Silva

Title:	Title:

Vice President	President